INDEPENDENT'S AUDITOR'S CONSENT
                        -------------------------------




To the Shareholders and Board of Trustees of:

WPG Government Money Market Fund
WPG Tax Free Money Market Fund
WPG Intermediate Municipal Bond Fund
WPG Government Securities Fund
WPG Growth and Income Fund
WPG Tudor Fund
Weiss, Peck & Greer International Fund
WPG Growth Fund
WPG Quantitative Equity Fund


We consent to the use of our report dated January 15, 1997, with respect to WPG Government Money Market Fund, WPG Tax Free Money Market Fund, WPG Intermediate Municipal Bond Fund, WPG GOvernment Securities Fund, WPG Growth Fund and WPG Quantitative Equity Fund as of December 31, 1996, and for each of the years in the five-year period ended December 31, 1996, incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.

                                            /s/ KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP

New York, New York
May 1, 1997